Exhibit 10.7.2

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is made and dated as of the 7th day of November, 2008, by and among the undersigned current holders of certain Notes issued under the Amended and Restated Note Purchase Agreement referred to in Recital A below, JOHN HANCOCK LIFE INSURANCE COMPANY as collateral agent for the Noteholders (in such capacity, the “Collateral Agent”), and UNIFIED GROCERS, INC. (formerly known as Unified Western Grocers, Inc.), a California corporation (the “Company”).

RECITALS

A. Pursuant to that certain Amended and Restated Note Purchase Agreement dated as of January 3, 2006, by and among the Company, the Collateral Agent and the Purchasers named therein (as amended by Amendment to Note Purchase Agreement and Consent dated as of December 19, 2006, as amended hereby and as further amended, extended and replaced from time to time, the “Note Purchase Agreement,” and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Note Purchase Agreement), the Company issued the Notes and the Purchasers purchased the same on the terms and conditions set forth therein.

B. The Company desires to amend section 8.6(a)(ii) in the Note Purchase Agreement to allow for an increase in the Operating Line of Credit and to amend section 8.6(f) to allow Distributions in respect of Class E shares of the Company. The Collateral Agent and the Noteholders have agreed to such amendments, subject to terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Operating Line. Section 8.6(a)(ii) of the Note Purchase Agreement is amended to read in its entirety as follows:

(ii)	the Operating Line of Credit in an aggregate principal amount not to exceed $275,000,000;

2. Series E Dividends. The first sentence of section 8.6(f) of the Note Purchase Agreement is amended to read as follows:

The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payments other than (i) Permitted Member Payments, (ii) Required Permitted Redemptions, (iii) Distributions made by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, and (iv) dividends on its Class E shares, in an amount not to exceed $2,000,000 in the aggregate in any Fiscal Year.

3. Amendment Effective Date. Upon delivery of a copy of this Amendment duly executed by the Company, the Subsidiary Guarantors, the Collateral Agent and the Required Noteholders, this Amendment shall be effective as of the day and year first above written (the “Amendment Effective Date”).

4. Reaffirmation of Debt Documents. The Company hereby affirms and agrees that: (a) its execution and delivery of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations or the rights of the Collateral Agent or the Noteholders under the Note Purchase Agreement and the other Debt Documents, except as expressly set forth herein, (b) to the extent not expressly amended hereby, the Note Purchase Agreement and the other Debt Documents remain in full force and effect, and (c) the Security Documents continue to constitute a first priority perfected Lien upon the Real Property and the Personal Property as to the Obligations of the Company under the Note Purchase Agreement as amended hereby, subject in each case to any Liens or other matters expressly permitted by the Note Purchase Agreement.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6. Representations and Warranties. The Company and each Subsidiary Guarantor, by executing this Amendment as provided below, each hereby represents and warrants to the Collateral Agent and the Noteholders as follows:

(a) It has the requisite power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c) At and as of the date hereof, there has not occurred any Default or Event of Default.

(d) It has no existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Debt Documents or against the Collateral Agent or any of the Noteholders, whether arising out of the Debt Documents or otherwise.

7. Consent of Subsidiary Guarantors. Each Subsidiary Guarantor, by acknowledging and agreeing to this Amendment as provided below, hereby consents to this Amendment, and agrees that (a) the execution and delivery by the Company of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of such Subsidiary Guarantor or the rights of Noteholders under any provisions of the Subsidiary Guaranties, and (b) the Subsidiary Guaranties remain in full force and effect, and such Subsidiary Guarantor has no defenses or offsets to any of its obligations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

UNIFIED WESTERN GROCERS, INC., a California corporation

By:	/s/ Christine Neal
Name	Christine Neal
Title	Vice President & Treasurer

GROCERS DEVELOPMENT CENTER, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ Christine Neal
Name	Christine Neal
Title	Vice President & Treasurer

CROWN GROCERS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ Christine Neal
Name	Christine Neal
Title	Vice President & Treasurer

SAV MAX FOODS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ Christine Neal
Name	Christine Neal
Title	Vice President & Treasurer

MARKET CENTRE (formerly known as GROCERS SPECIALTY COMPANY, a California corporation), as a Subsidiary Guarantor (for purposes of sections 6 and 7 only)

By:	/s/ Christine Neal
Name	Christine Neal
Title	Vice President & Treasurer

JOHN HANCOCK LIFE INSURANCE COMPANY, as Collateral Agent and as a Noteholder

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as a Noteholder

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Authorized Signatory

JOHN HANCOCK REASSURANCE COMPANY LTD., as a Noteholder

By:	/s/ Dwayne Bertrand
Dwayne Bertrand
Authorized Signatory

JPMORGAN CHASE BANK, not individually but solely in its capacity as Directed Trustee for the SBC Master Pension Trust, as a Noteholder

By:
Name:
Title: